Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating Revenues:
Electric	$1,318	$1,156
Natural gas	561	410
Total operating revenues	1,879	1,566
Operating Expenses:
Fuel	176	65
Purchased power	177	191
Natural gas purchased for resale	293	165
Other operations and maintenance	461	420
Depreciation and amortization	299	281
Taxes other than income taxes	142	128
Total operating expenses	1,548	1,250
Operating Income	331	316
Other Income, Net	60	46
Interest Charges	104	100
Income Before Income Taxes	287	262
Income Taxes	34	27
Net Income	253	235
Less: Net Income Attributable to Noncontrolling Interests	1	2
Net Income Attributable to Ameren Common Shareholders	$252	$233

Earnings per Common Share – Basic	$0.98	$0.92

Earnings per Common Share – Diluted	$0.97	$0.91

Weighted-average Common Shares Outstanding – Basic	257.9	254.4
Weighted-average Common Shares Outstanding – Diluted	259.0	255.9

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	560	434
Unbilled revenue	283	301
Miscellaneous accounts receivable	87	85
Inventories	520	592
Mark-to-market derivative assets	137	66
Current regulatory assets	244	319
Current collateral assets	110	66
Other current assets	83	97
Total current assets	2,031	1,968
Property, Plant, and Equipment, Net	29,578	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	1,094	1,159
Goodwill	411	411
Regulatory assets	1,377	1,289
Pension and other postretirement benefits	772	756
Other assets	934	891
Total investments and other assets	4,588	4,506
TOTAL ASSETS	$36,197	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$505	$505
Short-term debt	1,101	545
Accounts and wages payable	690	1,095
Current regulatory liabilities	219	113
Other current liabilities	630	568
Total current liabilities	3,145	2,826
Long-term Debt, Net	12,563	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,550	3,499
Regulatory liabilities	5,841	5,848
Asset retirement obligations	769	757
Other deferred credits and liabilities	394	414
Total deferred credits and other liabilities	10,554	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,507	6,502
Retained earnings	3,282	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	9,806	9,700
Noncontrolling Interests	129	129
Total equity	9,935	9,829
TOTAL LIABILITIES AND EQUITY	$36,197	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$253	$235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324	295
Amortization of nuclear fuel	22	—
Amortization of debt issuance costs and premium/discounts	4	5
Deferred income taxes and investment tax credits, net	31	26
Allowance for equity funds used during construction	(8)	(7)
Stock-based compensation costs	4	6
Other	11	8
Changes in assets and liabilities	(253)	(603)
Net cash provided by (used in) operating activities	388	(35)
Cash Flows From Investing Activities:
Capital expenditures	(774)	(887)
Nuclear fuel expenditures	(16)	(1)
Purchases of securities – nuclear decommissioning trust fund	(97)	(152)
Sales and maturities of securities – nuclear decommissioning trust fund	92	150
Other	15	1
Net cash used in investing activities	(780)	(889)
Cash Flows From Financing Activities:
Dividends on common stock	(152)	(140)
Dividends paid to noncontrolling interest holders	(1)	(2)
Short-term debt, net	555	399
Issuances of long-term debt	—	450
Issuances of common stock	5	125
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	—	(3)
Other	—	(4)
Net cash provided by financing activities	391	795
Net change in cash, cash equivalents, and restricted cash	(1)	(129)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$154	$172